EXHIBIT  5.01

June  7,  2006



Cytation  Corporation
4902  Eisenhower  Blvd.,  Suite  185
Tampa,  FL  33636

     RE:       Registration  Statement  on  Form  SB-2

Gentlemen:

     We have acted as counsel to Cytation Corporation, a Delaware corporation (the "Company") in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") to be filed by the Company with the United States Securities and Exchange Commission on or about June 7, 2006 relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of an aggregate of 43,506,843 shares of the Company's common stock, $.001 par value including:

     (a) 18,442,267 shares of common stock, in the aggregate, issuable upon conversion of (i) 745,622 shares of Series A Convertible Preferred Stock, (ii) 49,451 shares of Series B Convertible Preferred Stock, (iii) 26,750 shares of Series C Convertible Preferred Stock, and (iv) 132,081 shares of Series D Convertible Preferred Stock (collectively, the "Preferred Stock").

     (b) 22,163,153 shares of common stock issuable upon the exercise of 9,941,641 warrant shares underlying Series A Warrants; 4,970,827 warrant shares underlying Series B Warrants; 2,000,000 warrant shares underlying Series C Warrants; 2,000,000 warrant shares underlying Series D Warrants; 880,540 warrant shares underlying Series E Warrants; 899,162 warrant shares underlying Series BD-1 Warrants; 899,162 warrant shares underlying Series BD-2 Warrants; 449,581 warrant shares underlying Series BD-3 Warrants; 61,120 warrant shares underlying Series BD-4 Warrants; and 61,120 warrant shares underlying Series BD-5 Warrants (collectively, the "Warrants").

     (c) 776,343 common shares (the "Dividend Shares") part of a pool of common stock reserved for issuance by the registrant with respect to the prospective issuance of common stock as a dividend payable in kind in satisfaction of dividends that may accrue during the next twenty-four (24) months after January 18, 2006 on the issued and outstanding Series A Convertible Preferred Stock.

     (d) 2,087,742 common shares (the "Registration Shares") reserved for issuance by the registrant with respect to the prospective issuance of common stock purchase warrants incurred as a penalty by the Company for its failure to file and have declared effective the SB-2 Registration Statement within the specified time requirements set forth in the Securities Purchase Agreement.

     (e) 37,338 issued and outstanding common stock held by selling shareholders Sequence Advisors Corp. and Allison Investment Corp.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the 1933 Act.

     In connection with the rendering of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Certificate of Incorporation, as amended, and the Bylaws of the Company, each as currently in effect; (iii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the common stock issued and outstanding, the common stock issuable upon conversion of the preferred stock, the common stock issuable upon exercise of the common stock purchase warrants, the preferred stock, the common stock purchase warrants, and the preparation and filing of the Registration Statement and certain related matters; (iv) certain agreements

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relating  to  the  issuance  of  common  stock  as a dividend payable in kind in satisfaction of dividends that may accrue on the issued and outstanding Series A Convertible Preferred Stock; (v) certain agreements relating to the issuance of common stock as a penalty by the Company for its failure to file and have declared effective the SB-2 Registration Statement within the specified time requirements set forth in the Securities Purchase Agreement; (vi) certain agreements, certificates of public officials, certificates of other officers or representatives of the Company or others; and (vii) such other documents, certificates, and records as we deemed necessary or appropriate as a basis for the opinions expressed herein.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     We are attorneys licensed to practice in the State of Florida and the opinions expressed herein are limited to the laws of the State of Florida and the federal securities laws of the United States.

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

     1. We are of the opinion that the common stock which is issued and outstanding has been duly authorized and is validly issued, fully paid, and nonassessable;

     2. We are of the opinion that the common stock, when issued and delivered upon conversion of the Preferred Stock in the manner and/or the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable; and

     3. We are of the opinion that the common stock, when issued and delivered upon exercise of the Warrants in the manner and/or the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     4. We are of the opinion that the Dividend Shares and Registration Shares, when issued and delivered in the manner and/or the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Validity of Common Stock " in the prospectus filed as part of the Registration Statement.

     This opinion is furnished to you in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of this firm.


                                    Very truly yours,

                                    /s/ BUSH ROSS, P.A.

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